Exhibit 3.275
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 09/12/1996
960264828 — 2662406
CERTIFICATE OF FORMATION
OF
MASSILLON HEALTH SYSTEM LLC
The undersigned, being the organizer of MASSILLON HEALTH SYSTEM LLC (the “Company”), does hereby state the following for purposes of forming a limited liability company in accordance with the Delaware Code:
ARTICLE 1. NAME The name of the Company shall be MASSILLON HEALTH SYSTEM LLC.
ARTICLE 2. REGISTERED OFFICE AND AGENT. The address of the registered office and the name and the address of the registered agent of the Company are Corporation Service Company, 1013 Centre Road, Wilmington, ‘New Castle County, Delaware 19805.
ARTICLE 3. AUTHORITY. The purpose for which the Company has been formed is to engage in any lawful act, activity or business not contrary to and for which a limited liability company may be formed under the Delaware Code. The Company shall have and exercise all powers, rights and privileges conferred by the laws of Delaware on limited liability companies under the Delaware Code.
ARTICLE 4. OPERATING AGREEMENT. The rights, duties and obligations of the members of the Company shall be governed by an Operating Agreement adopted by the members, as amended from time to time. In the event of any conflict between the provisions of this Certificate of Formation and the Operating Agreement, the provisions of this Certificate of Formation shall govern.
ARTICLE 5. BOARD OF MANAGERS Except as provided in the Operating Agreement, the Company shall be controlled and managed under the direction of a Board of Managers established in the Operating Agreement.
ARTICLE 6. AMENDMENT: Any provision of this Certificate of Formation may be amended as provided in the Operating Agreement.
QHG OF MASSILLON, INC.
By: /s/ Gayle Jenkins
Gayle Jenkins
Assistant Secretary

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
MASSILLON HEALTH SYSTEM LLC
MASSILLON HEALTH SYSTEM LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
1. The name of the limited liability company is MASSILLON HEALTH SYSTEM LLC.
2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:
“2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.”
Executed on Jan 25, 2000.
/s/ Gayle Jenkins
Gayle Jenkins Secretary
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/10/2000
001237112-2662406

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/12/2001
010284303 — 2662406
Certificate of Amendment to Certificate of Formation
of
MASSILLON HEALTH SYSTEM LLC
It is hereby certified that:
1. The name of the limited liability company (hereinafter called the “limited liability company”) is MASSILLON HEALTH SYSTEM LLC
2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on 5/12/01
/s/ Michael L. Silhol
MICHAEL L SILHOL, Authorized Person